www.genpt.com

News Release

April 21, 2026

FOR IMMEDIATE RELEASE

Genuine Parts Company
Reports First Quarter 2026 Results and Reaffirms Full-Year Outlook

ATLANTA -- Genuine Parts Company (NYSE: GPC), a leading global service provider of automotive and industrial replacement parts and value-added solutions, announced today its results for the first quarter ended March 31, 2026.

“The GPC team delivered first quarter results ahead of expectations, driven by solid sales growth and operating discipline across our business segments," said Will Stengel, Chair-Elect and Chief Executive Officer. "Our performance reflects the strength and resilience of our businesses despite a dynamic global environment. We are simultaneously making strong progress on our announced separation which remains on track for completion in the first quarter of 2027."

First Quarter 2026 Results

Sales were $6.3 billion, a 6.8% increase compared to $5.9 billion in the same period of the prior year. The improvement is attributable to a 2.4% increase in comparable sales, a 1.3% benefit from acquisitions and a net 3.1% favorable impact of foreign currency and other.

Net income was $189 million, or $1.37 per diluted earnings per share. This compares to net income of $194 million, or $1.40 per diluted share in the prior year period.

Adjusted net income was $245 million, or $1.77 per diluted earnings per share. Adjusted net income excludes a net expense of $56 million after tax adjustments, or $0.40 per diluted share, which relates to costs associated with the company's global restructuring initiative and the planned separation of the company's Global Automotive and Global Industrial businesses. This compares to adjusted net income of $243 million, or $1.75 per diluted share in the prior year period. Refer to the reconciliation of GAAP net income to adjusted net income and GAAP diluted net income per common share to adjusted diluted net income per common share for more information.

First Quarter 2026 Segment Highlights

North America Automotive Parts Group ("North America Automotive")

North America Automotive sales were $2.4 billion, up 4.3% from the same period in 2025. The improvement is attributable to a 2.2% increase in comparable sales, a 1.6% benefit from acquisitions and a net 0.5% favorable impact of foreign currency and other. Segment EBITDA of $156 million increased 6.3%, with segment EBITDA margin of 6.6%, up 10 basis points from the same period of the prior year.

International Automotive Parts Group ("International Automotive")

International Automotive sales were $1.6 billion, up 13.2% from the same period in 2025. The improvement is attributable to a 0.3% increase in comparable sales, a 2.3% benefit from acquisitions and a 10.6% favorable impact of foreign currency. Segment EBITDA of $145 million increased 4.6%, with segment EBITDA margin of 9.1%, down 80 basis points from the same period of the prior year.

Industrial Parts Group ("Industrial")

Industrial sales were $2.3 billion, up 5.2% from the same period in 2025. The improvement is attributable to a 3.9% increase in comparable sales, a 0.3% benefit from acquisitions and a 1.0% favorable impact of foreign currency. Segment EBITDA of $314 million increased 12.7%, with segment EBITDA margin of 13.6%, up 90 basis points from the same period of the prior year.

Balance Sheet, Cash Flow and Capital Allocation

The company generated cash flow from operations of $64 million for the first three months of 2026. Net cash used in investing activities was $93 million, including $98 million for capital expenditures and $14 million for acquisitions. Net cash provided by financing activities was $57 million, including net proceeds of debt (including net commercial paper) of $218 million, partially offset by $142 million for quarterly dividends paid to shareholders. Free cash flow was a deficit of $34 million for the first three months of 2026 due to continued investments in the business outweighing cash from operations which is seasonally lower in the first quarter. Refer to the reconciliation of GAAP net cash provided by operating activities to free cash flow for more information.

As of March 31, 2026, total liquidity was $1.3 billion, consisting of $500 million in cash and $838 million of available capacity under the company's $2.0 billion Revolving Credit Agreement. This reflects $554 million drawn on the revolver and $607 million of outstanding commercial paper.

2026 Outlook

The company is reaffirming full-year 2026 guidance previously provided in its earnings release on February 17, 2026. The company considered its recent business trends and financial results, current growth plans, strategic initiatives, global economic outlook, geopolitical conflicts and the potential impact on results in updating its guidance, which is outlined in the table below.

For the Year Ending December 31, 2026
Total sales growth	3% to 5.5%
North America Automotive sales growth	3% to 5%
International Automotive sales growth	3% to 6%
Industrial sales growth	3% to 6%
Diluted earnings per share	$6.10 to $6.60
Adjusted diluted earnings per share	$7.50 to $8.00
Effective tax rate	Approx. 24%
Net cash provided by operating activities	$1.0 billion to $1.2 billion
Free cash flow	$550 million to $700 million

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). These items include adjusted net income, adjusted diluted net income per common share, adjusted selling, administrative, and other expenses, and free cash flow. The company believes that the presentation of adjusted net income, adjusted diluted net income per common share, adjusted selling, administrative and other expenses and free cash flow, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to both management and investors that is indicative of the company's core operations. The company considers these metrics useful to investors because they provide greater transparency into management’s view and assessment of the company’s ongoing operating performance by removing items management believes are not representative of the company's continuing operations and may distort the company's longer-term operating trends. The company believes these measures are useful and enhance the comparability of the results from period to period and with the company's competitors, as well as show ongoing results from operations distinct from items that are infrequent or not associated with the company’s core operations. The company does not, nor does it suggest investors should, consider such non-GAAP financial measures as superior to, in isolation from, or as a substitute for, GAAP financial information. The company has included a reconciliation of this additional information to the most comparable GAAP measure following the financial statements below. The company does not provide forward-looking guidance for certain financial measures on a GAAP basis because the company is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include acquisition-related costs, litigation charges or settlements, impairment charges, restructuring costs and certain other unusual adjustments.

Comparable Sales

Comparable sales is a key metric that refers to period-over-period comparisons of the company's net sales excluding the impact of acquisitions, foreign currency and other. The company's calculation of comparable sales is computed using total business days for the period and is inclusive of sales from company-owned stores and sales into independent stores. The company considers this metric useful to investors because it provides greater transparency into management’s view and assessment of the company’s core ongoing operations. This is a metric that is widely used by analysts, investors and competitors, however the company's calculation of the metric may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate this metric in the same manner.

Conference Call

Genuine Parts Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss the results of the quarter. A supplemental earnings deck will also be available for reference. Interested parties may listen to the call and view the supplemental earnings deck on the company's investor relations website. The call is also available by dialing 800-836-8184. A replay of the call will be available on the company's website or toll-free at 888-660-6345, conference ID 82208#, two hours after the completion of the call.

About Genuine Parts Company

Established in 1928, Genuine Parts Company is a leading global service provider of automotive and industrial replacement parts and value-added solutions. Our Automotive Parts Group operates across North America, Europe and Australasia, while our Industrial Parts Group serves customers across North America and Australasia. We keep the world moving with a vast network of over 10,800 locations spanning 17 countries supported by more than 65,000 teammates. Learn more at genpt.com.

Contacts

Investor Contact:	Media Contact:
Timothy Walsh (678) 934-5349	Heather Ross (678) 934-5220
Vice President- Investor Relations	Vice President- Global Strategic Communications

Forward-Looking Statements

Some statements in this release, as well as in other materials the company files with the Securities and Exchange Commission ("SEC"), release to the public, or make available on the company's website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “position,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” “to come,” “may,” “possible,” “assume,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements include the company's view of business and economic trends for the coming year and the company's expectations regarding its ability to capitalize on these business and economic trends; the company's full-year 2026 outlook and the company's ability to successfully execute on its strategic priorities, including the company’s anticipated separation of Global Automotive and Global Industrial into two independent, publicly traded companies. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking.

The company cautions you that all forward-looking statements involve risks and uncertainties, and while the company believes its expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on the company's forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, changes in general economic conditions, including persistent inflation (including the direct and indirect impact of tariffs and retaliatory tariffs) or deflation, geopolitical uncertainty and unrest (including from the conflict in Iran) and declining consumer confidence; the company’s ability to successfully implement the separation of Global Automotive and Global Industrial and achieve the anticipated benefits of such transaction; volatility in oil prices; significant costs, such as elevated fuel and freight expenses; the company's ability to maintain compliance with its debt covenants; its ability to successfully integrate acquired businesses into its operations and to realize the anticipated synergies and benefits; its ability to successfully implement its business initiatives in its three business segments; slowing demand for its products; the ability to maintain favorable supplier arrangements and relationships; changes in national and international legislation or government regulations or policies, including changes to global trade regulations, environmental and social policy, infrastructure programs and privacy legislation, and their impact to us, the company's suppliers and customers; changes in tax policies including those included in the One Big Beautiful Bill Act; volatile exchange rates; the company's ability to successfully attract and retain employees in the current labor market; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; failure or weakness in its disclosure controls and procedures and internal controls over financial reporting; the uncertainties and costs of litigation; public health emergencies, including the effects on the financial health of the company's business partners and customers, on supply chains and its suppliers, on vehicle miles driven as well as other metrics that affect the company's business, and on access to capital and liquidity provided by the financial and capital markets; disruptions caused by a failure or breach of the company's information systems; the success of its global restructuring efforts and the annualized cost savings arising therefrom, as well as other risks and uncertainties discussed in the company's Annual Report on Form 10-K and from time to time in its subsequent filings with the SEC.

Forward-looking statements speak only as of the date they are made, and the company undertakes no duty to update any forward-looking statements except as required by law. You are advised, however, to review any further disclosures the company makes on related subjects in subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per share data)	2026	2025
Net sales	$6,264,940	$5,866,069
Cost of goods sold	3,925,976	3,692,385
Gross profit	2,338,964	2,173,684
Operating expenses:
Selling, administrative and other expenses	1,856,830	1,709,679
Depreciation and amortization	131,028	115,435
Provision for doubtful accounts	7,103	5,855
Restructuring and other costs	57,732	54,770
Total operating expenses	2,052,693	1,885,739
Non-operating expenses (income):
Interest expense, net	43,953	37,216
Other	(3,075)	(908)
Total non-operating expenses	40,878	36,308
Income before income taxes	245,393	251,637
Income taxes	56,858	57,245
Net income	$188,535	$194,392
Dividends declared per common share	$1.0625	$1.0300
Basic earnings per share	$1.37	$1.40
Diluted earnings per share	$1.37	$1.40

Weighted average common shares outstanding	137,622	138,783
Dilutive effect of stock options and non-vested restricted stock awards	408	417
Weighted average common shares outstanding – assuming dilution	138,030	139,200

GENUINE PARTS COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)
The following table presents net sales by segment and a reconciliation from segment EBITDA to net income:

	Three Months Ended March 31,
(in thousands)	2026	2025
Net sales:
North America Automotive	$2,363,032	$2,264,781
International Automotive	1,585,516	1,400,107
Industrial	2,316,392	2,201,181
Segment EBITDA:
North America Automotive	156,205	146,995
International Automotive	144,845	138,512
Industrial	314,120	278,711
Corporate EBITDA (1)	(119,525)	(91,125)
Interest expense, net	(43,953)	(37,216)
Depreciation and amortization	(131,028)	(115,435)
Other unallocated costs	(75,271)	(68,805)
Income before income taxes	245,393	251,637
Income taxes	(56,858)	(57,245)
Net income	$188,535	$194,392
(1)Corporate EBITDA consists of costs related to the company's Corporate headquarters' broad support to the company's business units and other costs that are managed centrally and not allocated to business segments. These include personnel and other costs for company-wide functions such as executive leadership, human resources, technology, cybersecurity, legal, corporate finance, internal audit, and risk management, as well as product liability costs and A/R Sales Agreement fees.

The following table presents a summary of the other unallocated costs:

	Three Months Ended March 31,
(in thousands)	2026	2025
Other unallocated costs:
Restructuring and other costs (2)	$(57,732)	$(54,770)
Separation costs (3)	(17,539)	—
Acquisition and integration related costs and other (4)	—	(14,035)
Total other unallocated costs	$(75,271)	$(68,805)
(2)Amount reflects costs related to our global restructuring initiative which includes employee severance and other termination benefits, and the rationalization and optimization of certain distribution centers, stores and other facilities.
(3)Amount primarily reflects legal and professional services and executive incentive plan costs related to the planned separation of the company's Global Automotive and Global Industrial businesses that was announced on February 17, 2026 and is targeted for completion in the first quarter of 2027.
(4)Amount primarily reflects lease and other exit costs related to the integration of acquired independent automotive stores.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$500,023	$477,179
Trade accounts receivable, net (2026 – $80,950; 2025 – $85,537)	2,533,850	2,370,939
Merchandise inventories, net	6,127,233	6,071,996
Prepaid expenses and other current assets	1,723,404	1,644,620
Total current assets	10,884,510	10,564,734
Goodwill	3,181,594	3,188,815
Other intangible assets, net	1,806,123	1,855,714
Property, plant and equipment, net (2026 – $2,200,146; 2025 – $2,137,108)	2,142,689	2,172,140
Operating lease assets	2,069,896	2,084,487
Other assets	891,765	929,650
Total assets	$20,976,577	$20,795,540

Liabilities and equity
Current liabilities:
Trade accounts payable	$6,177,867	$6,051,882
Short-term borrowings	1,160,797	943,540
Current portion of long-term debt	356,222	353,788
Dividends payable	147,820	143,291
Other current liabilities	2,113,831	2,295,204
Total current liabilities	9,956,537	9,787,705
Long-term debt	3,478,884	3,498,423
Operating lease liabilities	1,717,913	1,739,478
Pension and other post–retirement benefit liabilities	219,504	219,270
Deferred tax liabilities	374,234	385,948
Other long-term liabilities	737,288	724,353
Equity:
Preferred stock, par value – $1 per share; authorized – 10,000,000 shares; none issued	—	—
Common stock, par value – $1 per share; authorized – 450,000,000 shares; issued and outstanding – 2026 – 137,624,545 shares; 2025 – 137,617,832 shares	137,625	137,618
Additional paid-in capital	240,228	228,370
Accumulated other comprehensive loss	(513,465)	(511,766)
Retained earnings	4,611,029	4,568,769
Total parent equity	4,475,417	4,422,991
Noncontrolling interests in subsidiaries	16,800	17,372
Total equity	4,492,217	4,440,363
Total liabilities and equity	$20,976,577	$20,795,540

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2026	2025
Operating activities:
Net income	$188,535	$194,392
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	131,028	115,435
Share-based compensation	12,168	8,574
Excess tax benefits from share-based compensation	(46)	(182)
Other operating activities, including changes in operating assets and liabilities	(267,769)	(359,046)
Net cash provided by (used in) operating activities	63,916	(40,827)
Investing activities:
Purchases of property, plant and equipment	(97,552)	(119,840)
Proceeds from sale of property, plant and equipment	14,592	15,814
Acquisitions of businesses	(13,797)	(74,127)
Proceeds from divestitures of businesses	6,282	—
Other investing activities	(2,435)	23,335
Net cash used in investing activities	(92,910)	(154,818)
Financing activities:
Proceeds from debt	254,755	20,011
Payments on debt	(300,258)	(522,352)
Net proceeds of commercial paper	263,541	772,108
Shares issued from employee incentive plans	(304)	(502)
Dividends paid	(141,746)	(134,355)
Other financing activities	(19,275)	(6,168)
Net cash provided by financing activities	56,713	128,742
Effect of exchange rate changes on cash and cash equivalents	(4,875)	7,359
Net increase (decrease) in cash and cash equivalents	22,844	(59,544)
Cash and cash equivalents at beginning of period	477,179	479,991
Cash and cash equivalents at end of period	$500,023	$420,447

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO ADJUSTED DILUTED NET INCOME PER COMMON SHARE
(UNAUDITED)
The table below represents a reconciliation from GAAP net income to adjusted net income:

	Three Months Ended March 31,
(in thousands)	2026	2025
GAAP net income	$188,535	$194,392

Adjustments:
Restructuring and other costs (1)	57,732	54,770
Separation costs (2)	17,539	—
Acquisition and integration related costs and other (3)	—	14,035
Total adjustments	75,271	68,805
Tax impact of adjustments (4)	(19,255)	(20,124)
Adjusted net income	$244,551	$243,073

The table below represent amounts per common share assuming dilution:

	Three Months Ended March 31,
(in thousands, except per share data)	2026	2025
GAAP diluted net income per common share	$1.37	$1.40

Adjustments:
Restructuring and other costs (1)	0.42	0.39
Separation costs (2)	0.13	—
Acquisition and integration related costs and other (3)	—	0.10
Total adjustments	0.55	0.49
Tax impact of adjustments (4)	(0.15)	(0.14)
Adjusted diluted net income per common share	$1.77	$1.75
Weighted average common shares outstanding – assuming dilution	138,030	139,200
(1)Adjustment reflects costs related to our global restructuring initiative which includes employee severance and other termination benefits, and the rationalization and optimization of certain distribution centers, stores and other facilities.
(2)Adjustment primarily reflects legal and professional services and executive incentive plan costs related to the planned separation of the company's Global Automotive and Global Industrial businesses that was announced on February 17, 2026 and is targeted for completion in the first quarter of 2027.
(3)Adjustment primarily reflects lease and other exit costs related to the integration of acquired independent automotive stores.
(4)The company determines the tax effect of non-GAAP adjustments by considering the tax laws and statutory income tax rates applicable in the tax jurisdictions of the underlying non-GAAP adjustments, including any related valuation allowances. For the three months ended March 31, 2026, the company applied the statutory income tax rates to the taxable portion of all adjustments, which resulted in a tax impact of $19 million.

The table below clarifies where the items that have been adjusted above to improve comparability of the financial information from period to period are presented in the condensed consolidated statements of income.

	Three Months Ended March 31,
(in thousands)	2026	2025
Line item:
Selling, administrative and other expenses	$17,539	$14,035
Restructuring and other costs	57,732	54,770
Total adjustments	$75,271	$68,805

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP SELLING, ADMINISTRATIVE AND OTHER EXPENSES TO ADJUSTED SELLING, ADMINISTRATIVE AND OTHER EXPENSES
(UNAUDITED)
The table below represents a reconciliation from GAAP selling, administrative and other expenses to adjusted selling, administrative and other expenses:

	Three Months Ended March 31,
(in thousands)	2026	2025
GAAP selling, administrative and other expenses	$1,856,830	$1,709,679
Adjustments:
Separation costs	(17,539)	—
Acquisition and integration related costs and other	—	(14,035)
Total adjustments (1)	(17,539)	(14,035)
Adjusted selling, administrative and other expenses	$1,839,291	$1,695,644

Net sales	$6,264,940	$5,866,069
GAAP SG&A expenses as a percentage of net sales	29.6%	29.1%
Adjusted SG&A expenses as a percentage of net sales	29.4%	28.9%
(1) Refer to the explanation of adjustments included within the reconciliation of GAAP net income to adjusted net income table for further information.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CHANGE IN NET SALES SUMMARY
(UNAUDITED)

	Three Months Ended March 31, 2026
	Comparable Sales	Acquisitions	Foreign Currency	Other	GAAP Total Net Sales
North America Automotive	2.2%	1.6%	0.7%	(0.2)%	4.3%
International Automotive	0.3%	2.3%	10.6%	—%	13.2%
Industrial	3.9%	0.3%	1.0%	—%	5.2%
Total Net Sales	2.4%	1.3%	3.2%	(0.1)%	6.8%

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2026	2025
Net cash provided by (used in) operating activities	$63,916	$(40,827)
Purchases of property, plant and equipment	(97,552)	(119,840)
Free cash flow	$(33,636)	$(160,667)

For the Year Ending December 31, 2026
Net cash provided by operating activities	$1.0 billion to $1.2 billion
Purchases of property, plant and equipment	$450 million to $500 million
Free cash flow	$550 million to $700 million